                                VOTING AGREEMENT

                  This VOTING AGREEMENT, dated as of September 3, 1999, is made and entered into among AMDOCS LIMITED, a company organized under the laws of Guernsey, Channel Islands ("Parent"), Sandra Bakes (the "Stockholder"):

                  WHEREAS, Parent, Ivan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition"), and International Telecommunication Data Systems, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Acquisition will merge with and into the Company (the "Merger"), on the terms and subject to the conditions set forth in the Merger Agreement; and

                  WHEREAS, as of the date hereof, the Stockholder beneficially owns and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Common Stock, $0.01 par value, of the Company ("Common Stock") set forth opposite such Stockholder's name on Schedule A hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder during the period from and including the date hereof through and including the earlier of
(i) the Effective Time (as such term is defined in the Merger Agreement) and
(ii) the first anniversary of the date hereof, are collectively referred to herein as such Stockholder's "Subject Shares"); and

                  WHEREAS, the Stockholder may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"); and

                  WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, the parties hereto hereby agree as follows:


                                    ARTICLE I

                  Section 1.1 Agreement to Vote Shares. At any meeting of the stockholders of the Company called to consider and vote upon the adoption of the Merger Agreement (and at any and all postponements and adjournments thereto, and in connection with any action to be taken in respect of the adoption of the Merger Agreement by written consent of the stockholders of the Company, the Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares in favor of the adoption of the Merger Agreement and in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at such meeting or made the subject of such written consent, as applicable. At any meeting of the stockholders of the Company called to consider and vote upon any Alternative Transaction (as such term is defined in the Merger Agreement), and at any and all postponements and adjournments thereof, and in connection with any action to be taken in respect of any Alternative Transaction by written consent of the stockholders of the Company, each Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares against such Alternative Transaction.

                  Section 1.2  Irrevocable Proxy.

                  (a) Grant of Proxy. THE STOCKHOLDER HEREBY APPOINTS PARENT AND ANY DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT PURSUANT TO THE PROVISIONS OF SECTION 212 OF THE DELAWARE GENERAL CORPORATION LAW, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO SUCH STOCKHOLDER'S SUBJECT SHARES IN ACCORDANCE WITH SECTION 1.1 HEREOF. THIS PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF SUCH STOCKHOLDER UNDER THIS AGREEMENT. THE STOCKHOLDER AFFIRMS THAT THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. THIS PROXY SHALL REMAIN IN EFFECT THROUGH AND INCLUDING THE EARLIER OF (A) THE EFFECTIVE TIME AND (B) SIXTY DAYS AFTER THE TERMINATION OF THE MERGER AGREEMENT. THE STOCKHOLDER SHALL TAKE SUCH OTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY.

                  (b) Other Proxies Revoked. The Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

                                   ARTICLE II

                  Section 2.1 Grant of Option. The Stockholder hereby grants to Parent an irrevocable option (the "Option") to purchase such Stockholder's Subject Shares on the terms and subject to the conditions set forth herein, in exchange for the number of Ordinary Shares, pound sterling0.01 par value, of Parent ("Parent Ordinary Shares") equal to the product of (a) the Exchange Ratio (as such term is defined in the Merger Agreement), and (b) the number of Subject Shares to be purchased upon any particular exercise of such Option (such product being the "Option Consideration"), with the type and number of shares, securities or other property subject to the Option, and the Option Consideration payable therefor, being subject to adjustment as provided


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
herein. For purposes of this Agreement, the "Pre-Closing Average Price" used to determine the Exchange Ratio shall be determined on the basis of the average of the closing prices per Parent Ordinary Share during the ten consecutive trading days ending on the second trading day prior to the Option Closing (as hereinafter defined). In the event that the grant or exercise of the Option shall result in liability to the Stockholder under Section 16(b) of the Securities Exchange Act of 1934, as amended, Parent shall hold such stockholder harmless for such liability (on an after-tax basis), subject to accuracy of the information previously provided to Parent concerning recent stock transactions by the Stockholder.

                  Section 2.2 Exercise of Option. Parent may exercise all or any of the Option, in whole or in part, at any time or from time to time during the period (the "Option Period") from and including the date hereof through and including the earlier of (i) the Effective Time and (ii) sixty days after the termination of the Merger Agreement. The purchase of any Subject Shares upon exercise of an Option shall be subject to compliance with the HSR Act (as such term is defined in the Merger Agreement), to the extent that the HSR Act is applicable to such purchase. Notwithstanding the expiration of the Option Period, Parent shall be entitled to purchase all Subject Shares in respect of which an Option shall have been exercised prior to the expiration of the Option Period, and the expiration of the Option Period shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such expiration.

                  If Parent wishes to exercise an Option, it shall deliver to the Stockholder (the "Selling Stockholder") a written notice to that effect which specifies (i) the number of Subject Shares to be purchased from such Selling Stockholder and (ii) a date not earlier than three business days nor later than 20 business days from the date such notice is delivered for the consummation of the purchase and sale of such Subject Shares (the "Option Closing Date"); provided, however, that (x) if the consummation of the purchase and sale of such Subject Shares (the "Option Closing") cannot be effected by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated and (y) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Parent and the applicable Selling Stockholder shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated, any required approval has been obtained and any requisite waiting period has expired or been terminated. The place of the Option Closing shall be at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, and the time of the Option Closing shall be 10:00 a.m. (New York
Time) on the Option Closing Date.

                  Section 2.3 Parent and Delivery of Certificates, At any Option Closing, Parent shall deliver to the Selling Stockholder a certificate or certificates evidencing the Option Consideration payable in respect of the Subject Shares to be purchased from such Selling

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Stockholder at the Option Closing, and the Selling Stockholder shall deliver to
Parent such Subject Shares, free and clear of all liens and encumbrances, with the certificate or certificates evidencing such Subject Shares being duly endorsed for transfer by such Selling Stockholder and accompanied by all powers of attorney and/or other instruments necessary to convey valid and unencumbered title thereto to Parent, and shall assign to Parent (pursuant to a written instrument in form and substance satisfactory to Parent) all rights that such Selling Stockholder may have to require Company to register such Subject Shares under the Securities Act of 1933, as amended (the "Securities Act"). Transfer taxes, if any, imposed as a result of the exercise of an Option shall be borne by the Selling Stockholder.

                  Section 2.4 Adjustment upon Changes in Capitalization, Etc. In the event of any change in the capital stock of either the Company or Parent by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, extraordinary distribution or similar transaction, the type and number of shares, securities or other property subject to the Option, and the Option Consideration payable therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that (a) Parent shall receive upon exercise of any Option the number and class of shares, securities or property that Parent would have received in respect of the applicable Selling Stockholder's Subject Shares if the Option had been exercised immediately prior to such event relating to the Company or the record date therefor, as applicable, and (b) the applicable Selling Stockholder shall receive upon exercise of any Option granted by such Selling Stockholder the number and class of shares, securities or other property that such Selling Stockholder would have received in respect of such Selling Stockholder's Subject Shares if the Option had been exercised immediately prior to such event relating to Parent or the record date therefor, as applicable.

                                   ARTICLE III

                  Section 3.1 Certain Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent as follows:

                           (a)      Ownership.  Except as specified on Schedule
3.1(a), such Stockholder is the sole record and beneficial owner of the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule A hereto and has full and unrestricted power to dispose of and to vote such shares of Common Stock. Such Stockholder does not own any securities of Company on the date hereof other than the shares of Common Stock set forth on Schedule A and the options to purchase shares of Common Stock specified in Schedule 3.1(a).

                           (b)      Due Authorization.  Such Stockholder has all
requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder,

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enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

                           (c)      No Conflicts.  The execution and delivery of
this Agreement do not, and, subject to compliance with the HSR Act, to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, a right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award binding on such Stockholder, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not (i) impair the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or
(ii) prevent or delay the consummation of any of the transactions contemplated hereby.

                           (d)      Purchase Not for Distribution.  The Parent
Ordinary Shares to be acquired by such Stockholder upon Parent's exercise of an Option shall be so acquired without a view to the public distribution thereof and such shares shall not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and in compliance with applicable state securities laws.

                  Section 3.2 Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

                           (a)      Due Authorization.  Parent has all requisite
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

                           (b)      No Conflicts.  The execution and delivery of
this Agreement do not, and, subject to compliance with the HSR Act, to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation,



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judgment, order, injunction, decree, determination or award binding on Parent, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not (i) impair the ability of Parent to perform its obligations under this Agreement or (ii) prevent or delay the consummation of any of the transactions contemplated hereby.

                           (c)      Purchase Not for Distribution.  The Option
and the Subject Shares to be acquired upon exercise of the Option are being and shall be acquired by Parent without a view to the public distribution thereof and neither the Option nor any Subject Shares to be acquired upon exercise thereof shall be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and in compliance with applicable state securities laws.

                                   ARTICLE IV

                Section 4.1 Certain Covenants of the Stockholder.

                           (a)      Restriction on Transfer of Subject Shares,
Proxies and Noninterference. No Stockholder shall directly or indirectly: (i) except pursuant to the terms of this Agreement or the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Subject Shares; (ii) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any of such Stockholder's Subject Shares into a voting trust or enter into a voting agreement with respect to any of such Stockholder's Subject Shares; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

                           (b)      Restrictions on Transfer of Parent Ordinary
Shares. Prior to the first anniversary of the Effective Time or the second anniversary of any Option Closing, no Stockholder shall sell, assign or otherwise dispose of any of the Parent Ordinary Shares received by such Stockholder pursuant to the Merger or such Option Closing, as the case may be, except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume limitations and other provisions of SEC Rule 145, or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to Parent, is not required to be registered under the Securities Act. The Stockholder understands and acknowledges that, except as provided in
Section 4.2, Parent shall not be required to maintain the effectiveness of any registration statement under the Securities Act for the purpose of facilitating the resale of any Parent Ordinary Shares by such Stockholder. In the event of a sale, assignment or other disposition by any Stockholder of Parent Ordinary Shares pursuant to SEC Rule 145, such Stockholder shall supply Parent with



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evidence of compliance with such Rule, in the form of a letter in the form of
Annex I hereto and the opinion of counsel referred to above. The Stockholder understands and acknowledges that Parent may instruct its transfer agent to withhold the transfer of any Parent Ordinary Shares disposed of by any Stockholder, but that (provided such transfer is not prohibited by any other provision of this Agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Ordinary Shares sold as indicated in such letter.

                           (c)      Tax Treatment.  No Stockholder shall or
shall permit any affiliate of such Stockholder to take any position on any federal, state or local income tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or with the representations made in this Agreement, unless otherwise required pursuant to a "determination" (as defined in Section 1313(a)(1) of the Code).

                  Section 4.2 Registration Rights. (a) On the terms and subject to the conditions set forth in this Section 4.2, within 30 days after the earlier of the Effective Time (as defined in the Merger Agreement) and the first Option Closing, Parent shall file, and shall thereafter use its reasonable best efforts to cause to become and remain effective, for so long as the Parent Ordinary Shares held by the Stockholder continue to be Registrable Securities (as hereinafter defined), a registration statement registering for purposes of the Securities Act the resale of all Registrable Securities held by the Stockholder (the "Registration Statement"). For so long as Parent is required to cause the Registration Statement to remain in effect, Parent shall use its reasonable best efforts to cause the Parent Ordinary Shares to be (x) registered or qualified (to the extent not exempt from such registration or qualification) for sale under the blue sky laws of such states as any Stockholder may reasonably request (provided that Parent shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason thereof) and (y) listed on a national securities exchange or accepted for quotation on the National Association of Securities Dealers Automated Quotation System.

                           (b)      The obligations of Parent hereunder to file
the Registration Statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 calendar days in the aggregate if the Board of Directors of Parent shall have determined that the filing of the Registration Statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Parent or would materially interfere with any financing, acquisition or other transaction involving Parent. The preparation and filing of the Registration Statement, and any sale covered thereby, will be at Parent's expense, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of counsel for any Stockholder related thereto.

                           (c)      The Stockholder shall provide all
information reasonably requested by Parent for inclusion in the Registration Statement and any related prospectus (a "Prospectus"). In connection with the sale or other disposition of Registrable Securities to be effected pursuant


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to the Registration Statement, Parent and the Stockholder will provide each other and any underwriter with customary representations, warranties, covenants, indemnification and contribution.

                           (d)      The Stockholder shall use its reasonable
best efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition of Parent Ordinary Shares pursuant to the Registration Statement to be effected on as widely a distributed basis as practicable.

                           (e)      For purposes of this Agreement, the term
"Registrable Securities" means Parent Ordinary Shares acquired by any Stockholder as a result of the conversion of shares of Common Stock pursuant to the Merger or as Option Consideration at any Option Closing; provided, however, that Registrable Securities will cease to be Registrable Securities when and to the extent that (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) one year has elapsed since the acquisition of such Registrable Securities by the applicable Stockholder, or (iii) such Registrable Securities are sold or transferred by a Stockholder otherwise than to another Stockholder. The Stockholder shall promptly notify Parent when any of such Stockholder's Parent Ordinary Shares shall have ceased to be Registrable Securities.

                           (f)      Parent will notify the Stockholder as
promptly as practicable of (i) any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or any Prospectus or for additional information, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) the occurrence of any event which makes any statement made in the Registration Statement or a Prospectus untrue in any material respect or which requires the making of any changes in the Registration Statement or a Prospectus or other documents so that
(A) in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Stockholder will be deemed to have agreed that, upon receipt of any notice from Parent of the occurrence of any event of the kind described in the immediately preceding sentence, such Stockholder will discontinue offers, sales and other dispositions of Registrable Securities covered by the Registration Statement or a Prospectus until such Stockholder's receipt of the copies of a supplemented or amended Prospectus or until such Stockholder is advised in writing by Parent that the use of the applicable



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Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

                                    ARTICLE V

                  Section 5.1 Fees and Expenses. Except to the extent otherwise provided in Section 4.2(b), each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

                  Section 5.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 5.3 Extension Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  Section 5.4 Legend. The Stockholder acknowledges and agrees that the legend set forth below shall be placed on certificates representing Parent Ordinary Shares received by such Stockholder in connection with the Merger or any Option Closing, or held by a transferee thereof of such Stockholder, which legend shall be removed by delivery of substitute certificates upon receipt the first anniversary of the Effective Time or the second anniversary of such Option Closing, as the case may be, or upon (a) the earlier sale of such Parent Ordinary Shares (i) pursuant to an effective registration statement under the Securities Act or (iii) in conformity with the provisions of SEC Rule 145, or (b) the receipt by Parent of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legend is no longer required for purposes of the Securities Act.

                  There shall be placed on the certificates for Parent Ordinary Shares issued to the Stockholder, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM."


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
                  Section 5.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and is not intended to confer upon any person other than the parties any rights or remedies.

                  Section 5.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  Section 5.7 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery), in the case of the Stockholder, to the address set forth on Schedule A hereto or, in the case of Parent, to the address set forth below (or, in each case, at such other address as shall be specified by like notice).

                                 Amdocs Limited
                                 c/o Amdocs, Inc.
                                 1390 Timberlake Manor Parkway
                                 Chesterfield, Missouri 63017
                                 Attention: Thomas O'Brien
                                 Telecopy: (314) 212-8358

                             with a copy (which shall not constitute notice) to:

                                 Reboul, MacMurray, Hewitt, Maynard & Kristol
                                 45 Rockefeller Plaza
                                 New York, New York 10111
                                 Attention: Robert A. Schwed, Esq.
                                 Telecopy: (212) 841-5725

                  Section 5.8 Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of Parent, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests, or obligations of Parent hereunder, may be assigned or delegated, in whole or in part, by Parent without the consent of or any action by the Stockholder upon notice by Parent to the Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 5.9 Further Assurances. In the event of any exercise of any Option by Parent, the applicable Selling Stockholder and Parent shall execute and deliver all other

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
documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for herein in relation to such exercise.

                  Section 5.10 Enforcement. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware) in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware).

                  Section 5.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  Section 5.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

                            [signature page follows]




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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be signed as of the day and year first written above.


                                               AMDOCS LIMITED


                                               By:  /s/ THOMAS O'BRIEN
                                               Name: Thomas O'Brien
                                               Title: Treasurer and Secretary


                                               STOCKHOLDER:



                                                    /s/Sandra Bakes
                                                       Sandra Bakes





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                                                                      SCHEDULE A



Name and Address                        Number of shares
of Stockholder                          of Common Stock

Sandra Bakes                            787,668










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                                                                         ANNEX I

[Name]                                                                    [Date]

                  On ___________________________, Stockholder sold the
securities of Amdocs Limited, a company organized under the laws of Guernsey, Channel Islands ("Parent"), described below in the space provided for that purpose (the "Securities"). The Securities were received by Stockholder in connection with the merger of Ivan Acquisition Corp. with and into International Telecommunication Data Systems, Inc.

                  Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by Stockholder were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  Stockholder hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. Stockholder further represents that Stockholder has not solicited or arranged for the solicitation of orders to buy the Securities, and that Stockholder has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                Very truly yours,





            [Space to be provided for description of the Securities.]






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